CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 30, 2016, with respect to the financial statements and financial highlights of the American Independence Funds Trust, including American Independence Large Cap Growth Fund (formerly American Independence Navellier Large Cap Growth Fund), American Independence JAForlines Global Tactical Allocation Fund, AI International Fund (formerly American Independence Multi-Manager International Fund), American Independence Kansas Tax-Exempt Bond Fund, American Independence Carret Core Plus Fund, American Independence U.S. Inflation-Protected Fund, and American Independence Hillcrest Small Cap Value Fund, included in the 2016 Annual Report to Shareholders on Form N-CSR of the American Independence Funds Trust, which is incorporated by reference in this Post-Effective Amendment No. 128 to the Registration Statement No. 333-124214 on Form N-1A (the Registration Statement). We consent to the incorporation by reference of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectus and under the captions “Independent Registered Public Accounting Firm, Counsel and Chief Compliance Officer” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.